                                                                     EXHIBIT 4.4

                        SIXTH AMENDMENT TO LOAN AGREEMENT

          This SIXTH AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of November 14, 2002, among ASSOCIATED HYGIENIC PRODUCTS LLC, a Delaware limited liability company ("Borrower"), the Lenders signatory hereto, and FOOTHILL CAPITAL CORPORATION, a California corporation, in its capacity as administrative agent ("Agent") for the Lenders (as defined below).

                                   WITNESSETH:

          WHEREAS, Borrower, the Lenders (as defined therein) and Agent have entered into that certain Amended and Restated Loan and Security Agreement dated as of March 14, 2001, as amended by that certain First Amendment to Loan Agreement, as further amended by that certain Second Amendment to Loan Agreement, as further amended by that certain Third Amendment and Waiver to Loan Agreement, as further amended by that certain Fourth Amendment to Loan Agreement, and as further amended by that certain Fifth Amendment to Loan Agreement prior to the date hereof (as the same may be further modified, amended, restated or supplemented from time to time, the "Loan Agreement"), pursuant to which the Lenders have agreed to extend credit to Borrower from time to time; and

          WHEREAS, Borrower has requested that Agent and the Lenders amend the Loan Agreement to increase the Wal-Mart concentration limit from 25% to 55% for a period of 60 days, and 50% thereafter; and

          WHEREAS, Borrower, Agent and the Lenders have agreed to amend the Loan Agreement to provide that Revolver Advances (and not Capital Expenditure Loans and Term Loans) may only bear interest at the LIBOR Rate; and

          WHEREAS, Borrower, Agent and the Lenders have agreed to amend the Loan Agreement to provide that the Maximum Amount shall be reduced from $35,000,000 to $30,000,000; and

          WHEREAS, Borrower, Agent and the Lenders have agreed to amend the provision of the Loan Agreement regarding conditions precedent to all extensions of credit with regard to any Capital Expenditure Loan; and

          WHEREAS, Borrower has requested that Agent and the Lenders consent to the purchase of a new high speed diaper machine and the release of two existing machines as "trade-ins" on such purchased equipment; and

          WHEREAS, Agent and the Lenders have agreed to the requested amendments on the terms and conditions set forth herein;

          NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement and further agree as follows:

     1. Amendments to Loan Agreement.

          (a) Amendments to Section 1.1 of the Loan Agreement. Section 1.1, "Definitions," is hereby amended and modified as follows:

               (i) The definition of "Eligible Accounts" is hereby amended and modified by deleting cause (i)(c) thereof in its entirety and substituting the following in lieu thereof:

               "(c) in the case of Wal-Mart, fifty-five percent (55%) of all Eligible Accounts from October 31, 2002 to December 31, 2002, and fifty percent (50%) of all Eligible Accounts thereafter; and"

               (ii) The definition of "LIBOR Rate Loan" is hereby amended and modified by deleting such definition in its entirety and substituting the following in lieu thereof:

               ""LIBOR Rate Loan" means each Borrowing of an Advance that bears interest at a rate determined by reference to the LIBOR Rate."

               (iii) The definition of "Maximum Amount" is hereby amended and modified by deleting such definition in its entirety and substituting the following in lieu thereof:

               ""Maximum Amount" means $30,000,000."

          (b) Amendment to Section 2.6 of the Loan Agreement. Section 2.6 of the Loan Agreement, "Interest Rates and Letter of Credit Fee: Rates. Payments, and Calculations," is hereby amended and modified by deleting clause (a), "Interest Rates", thereof in its entirety and substituting the following in lieu thereof:

               "(a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows: (i) if the relevant Obligation is an Advance made as a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the margin (as determined below) in effect from time to time in connection with LIBOR Rate Loans (the

     "LIBOR Rate Margin") with respect to Advances, (ii) if the relevant Obligation is a Capital Expenditure Loan or Term Loan, at a per annum rate equal to the Base Rate plus the margin (as determined below) in effect from time to time in connection with Base Rate Loans (the "Base Rate Margin") with respect to Capital Expenditure Loans and the Term Loan, and (iii) all other Obligations (except for undrawn Letters of Credit), at a per annum rate equal to the Base Rate plus the Base Rate Margin in effect for Advances made as Base Rate Loans. From the Closing Date to the First Adjustment Date, the Base Rate Margin in connection with Advances shall be 2.25%, the Base Rate Margin in connection with Capital Expenditure Loans and the Term Loan shall be 2.75%, and the LIBOR Rate Margin in connection with Advances shall be 3.75%. Commencing on the later of March 31, 2002 or the sixth (6th) day following the delivery of Borrower's financial statements to Agent for the fiscal year ending December 31, 2001 (the "First Adjustment Date") and on each Adjustment Date thereafter, the Base Rate Margin and the LIBOR Rate Margin shall each be adjusted to be the interest rate margin based upon the Total Debt to EBITDA Ratio for the 12 fiscal months then ended as set forth in such financial statements delivered to Agent pursuant to Section 6.3(a) as of the fiscal quarter end preceding such Adjustment Date, and expressed as a per annum rate of interest as set forth in the table below.

     ----------------------------------------------------------------------------
                                                        Then the       Then the
                                                       LIBOR Rate      Base Rate
      If the Total Debt          Type of Loan         Margin shall   Margin shall
     to EBITDA Ratio is:         Outstanding:              be:            be:
     ----------------------------------------------------------------------------
         Less than or      Advances                       3.25%          1.75%
     equal to 2.5 to 1.0   ------------------------------------------------------
                           Term Loan,                      N/A           2.25%
                           Capital Expenditure Loan
     ----------------------------------------------------------------------------
       Greater than 2.5    Advances                       3.50%          2.00%
       to 1.0 but less     ------------------------------------------------------
       than 3.0 to 1.0     Term Loan,                      N/A           2.50%
                           Capital Expenditure Loan
     ----------------------------------------------------------------------------
       Greater than 3.0    Advances                       3.75%          2.25%
       to 1.0 but less     ------------------------------------------------------
       than 3.5 to 1.0     Term Loan,                      N/A           2.75%
                           Capital Expenditure Loan
     ----------------------------------------------------------------------------
       Greater than 3.5    Advances                       4.00%          2.50%
       to 1.0 but less     ------------------------------------------------------
       than 4.0 to 1.0     Term Loan,                      N/A           3.00%
                           Capital Expenditure Loan
     ----------------------------------------------------------------------------
         Equal to or       Advances                       4.25%          2.75%
       greater than 4.0    ------------------------------------------------------
            to 1.0         Term Loan,                      N/A           3.25%
                           Capital Expenditure Loan
     ----------------------------------------------------------------------------

          (c) Amendments to Section 2.13 of the Loan Agreement. Section 2.13, "LIBOR Option," is hereby amended and modified as follows:

               (i) Clause (a) of Section 2.13 is hereby amended and modified by deleting the phrase "Term Loan or Capital Expenditure Loans" from the first sentence of such clause.

               (ii) Clause (a) of Section 2.13 is hereby further amended and modified by deleting the phrase "or Capital Expenditure Loans or portions of the Term Loan" from the last sentence of such clause.

               (iii) Clause (b)(i) of Section 2.13 is hereby amended and modified by deleting the phrase "or the Term Loan" from the second sentence of such clause.

          (d) Amendment to Section 3.3 of the Loan Agreement. Section 3.3 of the Loan Agreement, "Conditions Precedent to all Extensions of Credit," is hereby amended and modified by deleting subsection 3.3(e) in its entirety and substituting the following in lieu thereof:

               "(e) with regard to any Capital Expenditure Loan, Borrower and DSG shall have satisfied all of their respective obligations under the Settlement Agreement, and Excess Availability (after subtracting the amount of any payables of Borrower that are more than 60 days past due) shall be $5,000,000 or more for at least thirty (30) consecutive days prior to the date of such Capital Expenditure Loan."

          (e) Amendment to Schedule C-1 of the Loan Agreement. Schedule C-1 of the Loan Agreement, Commitments, is hereby amended and modified by deleting Schedule C-1 in its entirety and substituting the schedule attached to this Amendment as Annex A in lieu thereof.

          (f) Amendment to Schedule L-1 of the Loan Agreement. Schedule L-1 of the Loan Agreement, Form of LIBOR Notice, is hereby amended and modified by deleting the following language from the second full paragraph thereof, "an outstanding portion of the Term Loan / outstanding Capital Expenditure Loans."

          (g) Amendment to Schedule P-1 of the Loan Agreement. Schedule P-1 of the Loan Agreement, Permitted Liens, is hereby amended and modified by adding the following language at the end thereof: "Liens on that certain high speed diaper machine, model number J4-MV Baby Diaper Machine, serial number WM 3270."

          (h) Amendment to Schedule 5.20 of the Loan Agreement. Schedule 5.20 of the Loan Agreement, Permitted Indebtedness, is hereby amended and modified by adding the following language at the end thereof: "All obligations of Borrower under that certain Promissory Note, dated as of October 8, 2002, in the principal amount of $2,705,250, issued by Borrower in favor of Curt G. JOA, Inc."

          (i) Conversion. To the extent that as of the date of this Amendment there are outstanding any Obligations constituting a portion of a Capital Expenditure Loan or a Term Loan made as a LIBOR Rate Loan, then each such Obligation shall automatically and without further action on the part of the parties hereto be deemed converted into a Base Rate Loan on the date immediately following the last day of the Interest Period applicable to such LIBOR Rate Loan.

     2.   Waivers Regarding Purchase of JOA Equipment.

          (a) Agent and the Lenders hereby consent to the purchase (the "JOA Purchase") of that certain high speed diaper machine, model number J4-MV Baby Diaper Machine, serial number WM 3270-1899 (the "Purchased Equipment"), from Curt G. JOA, Inc. and waive compliance with Sections 5.5, 6.6, 6.9, 7.1, 7.4 and
7.17 of the Loan Agreement, as necessary to permit Borrower to consummate such purchase transaction, including (i) the transfer of certain existing equipment to Curt G. JOA, Inc. (model number SN 500-90, serial number 5651043-F and model number SN 500-90, serial number 660M1073-F; the "Trade-in Equipment") valued at $262,500 each as "trade-ins" for the Purchased Equipment and (ii) use of Advances to fund start-up costs necessary to make the Purchased Equipment operational, upon the following terms and conditions:

          (b) the terms of the JOA Purchase will be set forth in a Purchase Agreement, a Promissory Note (the "Note") and a Security Agreement, each in substantially the form attached hereto as Annex B-l, Annex B-2 and Annex B-3, respectively;

          (c) Borrower shall use proceeds from Advances to make a prepayment in the aggregate amount of $224,400 towards the outstanding Term Loans associated with the disposition of the Trade-in Equipment; provided however that, except as provided herein, no other amounts, advances, fees, costs, borrowings, charges or the like shall be made or incurred or deemed made or incurred under the Loan Agreement in connection with the Trade-In Equipment or the JOA Purchase;

          (d) the Lenders shall have the right of first refusal to extend financing to Borrower on equivalent terms to any valid competing offer to refinance the final scheduled payment under the Note, and if the Lenders fail to exercise the foregoing right of first refusal, Borrower may refinance the final scheduled payment under the Note upon the terms set forth in the valid competing offer;

          (e) upon satisfaction in full of Borrower's obligations under the Note or in connection with any third-party refinancing, Agent shall be granted a first priority security interest in the Purchased Equipment; and

          (f) Borrower shall provide such other information, documents, instruments or approvals as Agent or Agent's counsel may reasonably require;

provided, however, the above-referenced waiver shall not waive any other requirement or hinder, restrict or otherwise modify the rights and remedies of Agent or the Lenders following the occurrence of any Default or Event of Default under the Loan Agreement, including, but not limited to, any future defaults by Borrower of the covenants contained in Sections 5.5, 6.6, 6.9, 7.1, 7.4 and 7.17 of the Loan Agreement. Agent and the Lenders hereby consent to and authorize Agent to release any and all liens or security interests held by them pursuant to the Loan Agreement against the Trade-in Equipment. Agent and the Lenders acknowledge that, as of the effective date of the JOA Purchase, (A) neither Agent nor the Lenders shall have a continuing right or interest in the Trade-in Equipment, or proceeds thereof, and (B) until such time as Borrower's obligations pursuant to the Note have been satisfied, Agent's Lien On the Purchased Equipment is subordinated to the first priority security interest of Curt G.Joa in the Purchased Equipment.

          (g) Upon execution of this Amendment and consummation of the JOA Purchase, Agent agrees to file such documents as Borrower may reasonably request, at Borrrower's expense, in order to release Agent's Lien on the Trade-in Equipment; including without limitation, UCC-2 or UCC-3 Termination Statements, as appropriate, for filing in each office where a UCC-1 Financing Statement has been filed or other instruments are required to terminate the filings or recordings in favor of Agent with respect to the Trade-in Equipment.

     3. No Other Amendments or Waivers. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or the Lenders under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents. Except for the amendments set forth above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect and Borrower hereby ratifies and confirms its obligations thereunder. This Amendment shall not constitute a modification of the Loan Agreement or any of the other Loan Documents or a course of dealing with Agent or the Lenders at variance with the Loan Agreement or the other Loan Documents such as to require further notice by Agent or the Lenders to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future, except as expressly set forth herein. Borrower acknowledges and expressly agrees that Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Loan Agreement and the other Loan Documents. Borrower has no knowledge of any challenge to Agent's or any Lenders' claims arising under the Loan Documents, or to the effectiveness of the Loan Documents.

     4. Conditions Precedent to Effectiveness. This Amendment shall become effective as of the date hereof when, and only when, Agent shall have received:

          (a) an amendment fee from Borrower in the amount of $30,000, which fee shall be fully earned and non-refundable when paid (it being understood that, by execution and delivery of this Amendment, Borrower authorizes Agent to charge Borrower's Loan Account for such fee and such amount shall thereafter accrue interest at the rate applicable to Advances under the Loan Agreement in accordance with Section 2.6 of the Loan Agreement);

          (b) counterparts of this Amendment duly executed and delivered by Borrower and the Lenders; and

          (c) such other information, documents, instruments or approvals as Agent or Agent's counsel may reasonably require.

     5. Representations and Warranties of Borrower. Borrower represents and warrants as follows:

          (a) Borrower is a limited liability company organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Amendment and all other jurisdictions in which the failure to be so qualified reasonably could be expected to constitute a Material Adverse Change;

          (b) The execution, delivery, and performance by Borrower of this Amendment and the Loan Documents to which it is a party, as amended hereby, are within Borrower's limited liability company powers, have been duly authorized by all necessary limited liability company action and do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower,
(iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's members or any approval or consent of any Person under any material contractual obligation of Borrower;

          (c) The execution, delivery, and performance by Borrower of this Amendment and the Loan Documents to which it is a party, as amended hereby, do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person;

          (d) This Amendment and each other Loan Document to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally; and

          (e) After giving effect to this Amendment, no Default or Event of Default exists.

     6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission shall be deemed an original signature hereto.

     7. Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement" "thereunder," "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

     8. Costs, Expenses and Taxes. Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent with respect thereto and with respect to advising Agent as to its rights and responsibilities hereunder and thereunder.

     9. Governing Law. This Amendment shall be deemed to be made pursuant to the laws of the State of Georgia with respect to agreements made and to be performed wholly in the State of Georgia, and shall be construed, interpreted, performed and enforced in accordance therewith.

     10. Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first written above.

BORROWER:                                       ASSOCIATED HYGIENIC PRODUCTS LLC


                                                By: /s/ GEORGE H. JACKSON III
                                                    ----------------------------
                                                Name:  GEORGE H. JACKSON III
                                                Title: CHIEF EXECUTIVE OFFICER


AGENT
and LENDER:                                     FOOTHILL CAPITAL CORPORATION,
                                                as Agent and a Lender


                                                By:
                                                    ----------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                       -------------------------

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first written above.

BORROWER:                                       ASSOCIATED HYGIENIC PRODUCTS LLC


                                                By:
                                                    ----------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                       -------------------------


AGENT
and LENDER:                                     FOOTHILL CAPITAL CORPORATION,
                                                as Agent and a Lender


                                                By: /s/ Drew Stawin
                                                    ----------------------------
                                                Name:  Drew Stawin
                                                Title: Senior Vice President

                                     Annex A

                                  Schedule C-1
                                   Commitments

--------------------------------------------------------------------------------------------
                                  Term Loan A     Term Loan B     Term Loan C
                     Revolver      Commitment      Commitment      Commitment       Total
    Lender          Commitment   (subfacility)   (subfacility)   (subfacility)    Commitment
--------------------------------------------------------------------------------------------
Foothill Capital   $30,000,000     $2,780,601      $2,934,365      $2,997,034    $30,000,000
Corporation
--------------------------------------------------------------------------------------------
All Lenders        $30,000,000     $2,780,601      $2,934,365      $2,997,034    $30,000,000
--------------------------------------------------------------------------------------------

                                    Annex B-1

                    Form Purchase Agreement for JOA Purchase

                                  Attachment A

JOA Model J4-MV Baby Diaper Machine per Specification QW010397 dated November 2, 2001, and QW020159-E, dated October 4, 2002. Equipment includes:

..    3 Dimensional core former
..    Timed debulking unit
..    Upper tissue
..    Waistband applicator & unwind
..    Frontal tape applicator & unwind w/off-line loop material unwind & entrance kit
..    On-line glue hardware
..    ADL applicator & unwind
..    Nonwoven unwind with space for AHP uni-cuff folder
..    Soft backsheet laminator
..    Rotomatic tape applicator
..    C-fold
..    Bi-fold
..    5 Sprocket horizontal stacker w/2 discharge stations
..    (1) size change kit to product our Size 6 product
..    Nordson ATS hotmelt system ($275,000 OEM allowance is included)
..    Acrison Gravimetric SAP System ($85,000 allowance is included)
..    3/4" pitch on stacker for no extra cost
..    19.5" width capability for nonwoven included.
..    Full-width lamination capability (up to 15")
..    Innovent pockets at no additional cost
..    Free installation of Vision system
..    Nexen Air clutches instead of standard clutches at no charge (Air Champ TL
     50A-E for most uses, and TL 60-A for knife sections)
..    Vacuum filters on splice units at no cost
..    New style spreader rolls (At appropriate stations) with single bearings
     (cantilevered) at no charge
..    Dual vacuum manifolds on AD applicator unit at no cost
..    30 gallon air accumulator at stacker at no cost
..    Longer stacker carriage capability at no cost
..    End tab detect optics included

PRICE                                                             US $3,650,250
--------------------------------------------------------------------------------

Trade Option:

Base Price ...................................................    US$3,650,250
   Credit for (2) used JOA Napkin lines "Trade-in" ...........   (US$  525,000)
   Equipment Price ...........................................    US$3,125,250
   Finance Charge ............................................    US$   80,000
                                                                 -------------
   TOTAL PRICE ...............................................    US$3,205,250

NOTE: Price includes 160 hours technical service (travel & living expenses by customer).

      Price includes one (1) Lyora unwind vs. the two (2) specified.

The removal of the 2 JOA Napkin lines by Curt G. Joa Inc. can be facilitated 3-4 weeks after October 11, 2002.

Schedule:

Based on today's engineering and manufacturing workload, shipment would be approximately 18-20 weeks from receipt of purchase order and down payment.

Terms of Payment:
-----------------
Oct. 11, 2002   Down Payment with Order........................US$  500,000
Apr. 1, 2003    Progress Payment...............................US$  100,000
May 1, 2003     Progress Payment...............................US$  100,000
June 1, 2003    Progress Payment...............................US$  100,000
July 1, 2003    Progress Payment...............................US$  100,000
Aug. 1, 2003    Progress Payment...............................US$  100,000
Sept. 1, 2003   Progress Payment...............................US$  100,000
Oct. 1, 2003    Progress Payment...............................US$  100,000
Nov. 1, 2003    Progress Payment...............................US$  100,000
Dec. 1, 2003    Progress Payment...............................US$  100,000
Jan. 1, 2004    Progress Payment...............................US$  100,000
Feb. 1, 2004    Progress Payment...............................US$  100,000
Mar. 1, 2004    Progress Payment...............................US$  100,000
Apr. 1, 2004    Final Payment..................................US$1,505,250

NOTE: Curt G. Joa, Inc. will hold title of the equipment until final payment is received on April 1, 2004 through a promissory note. Foothill Capital Corporation will be granted a second priority interest until Final Payment is made.

      The April 1, 2003 payment and subsequent payments will be delayed if shipment of the machine is delayed. The first $100,000 payment will begin the first month after the machine is fully installed and making pads no earlier than April 1, 2003..

Future Equipment Purchase Incentive:

Within 12 months from receipt of purchase order of the machine proposed herein, JOA offers the following discounted price for duplicate machine orders based on US $3,650,250 base price. If the duplicate machine is ordered within 6 months, a rebate of $46,000 will be credited against the final payment of the first machine proposed herein.

Order of Qty. 1, price each.........................................US$3,504,000
Order of Qty. 2, price each.........................................US$3,395,000

                                                    Purchase Order

Vancouver Maintenance Parts                                     DUPLICATE
Associated Hygienic Products LLC                             --------------------------------------------------------
Vancouver Maintenance Parts                                     Purchase Order      Date          Revision   Page
801 SE Assembly Ave                                             VANMP 0000003546    10/01/2002                 1
Vancouver WA 98661                                           --------------------------------------------------------
United States                                                   Payment Terms   Freight Terms                Ship Via
                                                                Scheduled       Customer Pickup at Factory   PICKUP
                                                             --------------------------------------------------------
                                                                Buyer: Connelly Owen   Currency Code:        USD
                                                             --------------------------------------------------------
     Vendor: 0000000840                                      Ship To: Associated Hygienic Products LLC
     CURT G JOA INC.                                                  Vancouver Maintenance Parts
     BIN NO 53193                                                     801 SE Assembly Ave
     MILWAUKEE WI 53288                                               Vancouver WA 98661
     United States                                                    United States

                                                             Bill To: Associated Hygienic Products LLC
                                                                      4455 RIVER GREEN PARKWAY
                                                                      DULUTH GA ______
                                                                      United States

Tax Exempt:   Y   Tax Exempt ID: NONE AVAILABL
----------------------------------------------------------------------------------------------------------------------
______________        Description                Mfg ID      Quantity   ___     PO Prize     Extended Amt    Due Date
----------------------------------------------------------------------------------------------------------------------
                      JOA Model J4-MV Baby                       1.00    __   3,205,250.00   3,205,250.00   01/01/2003
                      Diaper Machine                                        Schedule Total   3,205,250.00
                                                                                             ------------

                                                             Item Total                      3,205,250.00
                                                                                             ------------

SEE ATTACHMENT A

                                                                           Total PO Amount   3,205,250.00
                                                                                             ------------

----------------------------------------------------------------------------------------------------------------------


                                                                  Authorized Signature
                                                                                      --------------------------------

                                    Annex B-2

                      Form Promissory Note for JOA Purchase

                                 PROMISSORY NOTE

$2,705,250.00

                                                      Sheboygan Falls, Wisconsin
                                                                October   , 2002
                                                                        --

     FOR VALUE RECEIVED, ASSOCIATED HYGIENIC PRODUCTS LLC, a Delaware limited liability company (the "Borrower") hereby promises to pay to the order of CURT
G. JOA, INC. (the "Lender"), the principal sum of TWO MILLION SEVEN HUNDRED FIVE THOUSAND TWO HUNDRED FIFTY AND 00/100 DOLLARS ($2,705,250.00) plus accrued and unpaid interest on or before April 1, 2004, in the manner set forth hereinafter, or such earlier date as the outstanding principal balance and accrued and unpaid interest shall become due pursuant to Section 6(b) below. The Borrower also promises to pay interest on the outstanding principal balance at the rates and on the dates set forth in Section 2 below.

     1. Principal Payments. The outstanding principal balance of this Note shall be repaid as follows: (a) One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00) shall be payable in twelve (12) equal consecutive monthly installments of One Hundred Thousand and 00/100 Dollars ($100,000.00) due on the first day of each calendar month commencing on April 1, 2003; and (b) a final payment of One Million Five Hundred Five Thousand Two Hundred Fifty and 00/100 Dollars ($1,505,250.00) due on April 1, 2004.

     2. Interest. Upon the occurrence and during the continuance of an Event of Default (as defined in Section 6 below), the aggregate unpaid principal amount of this Note shall bear interest at an annual rate equal to 8%.

     3. Payments. All interest and principal payments due under this Note shall be made in lawful money of the United States of America to the Lender at the principal office of the Lender as set forth below, or to such other address, or by wire transfer to such account, as may be designated from time to time by the Lender to the Borrower in writing.

     4. Optional Prepayment. The Borrower may, at any time, prepay the outstanding principal balance of this Notein inverse order of maturity in whole or in part without premium or penalty; provided, however, that in the event of any such prepayment, the Borrower shall also pay all accrued and unpaid interest on the principal amount prepaid. The Borrower may not reborrow the amount of any such principal prepayment.

     5. Application of Payments. All payments on the indebtedness evidenced by this Note shall be applied first to pay any and all costs incurred by or on behalf of the holder hereof and next to pay interest hereon and finally to pay principal.

     6. Event of Defaults; Remedies.

          (a) Event of Default. As used in this Note, an "Event of Default" shall mean any one of the following:

               (i) The Borrower shall: (A) become insolvent or take or fail to take any action which constitutes an admission of inability to pay its debts as they mature, (B) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its assets, (C) become the subject of an "order for relief" within the meaning of the United States Bankruptcy Code, (D) file a petition in bankruptcy, or for reorganization, or to effect a plan or other arrangement with creditors, (E) file an answer to a creditor's petition, admitting the material allegations thereof, for an adjudication of bankruptcy or for reorganization or to effect a plan or other arrangement with creditors, (F) apply to a court for the appointment of a receiver or custodian for any of its assets or properties, or (G) have a receiver or custodian appointed for any of its assets or properties, with or without consent, and such receiver shall not be discharged within sixty (60) days after his appointment; or

               (ii) The Borrower dissolves or liquidates; or

               (iii) The Borrower shall fail to pay when due any installment of the principal or interest under this Note;

               (iv) A default occurs under the Selective Business Security Agreement referred to in Section 8 hereof; or

               (v) Any representation or warranty made or deemed made by or on behalf of the Borrower to the Lender under or in connection with this Note, the Selective Business Security Agreement referred to in Section 8 hereof, or any certificate or information delivered in connection with this Note shall be materially false on the date as of when made or delivered.

          (b) Remedies.

               (i) Upon the occurrence of any Event of Default, then without notice, demand or action of any kind by the Lender, the entire amount of unpaid principal and accrued and unpaid interest under this Note shall be automatically and immediately due and payable.

               (ii) Upon the occurrence of an Event of Default, the Borrower agrees to pay all reasonable fees and expenses incurred by the Lender, including the reasonable fees of counsel, in connection with the protection and enforcement of the rights of the Lender under this Note, including without limitation the collection of any amounts due under this Note and the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving the Borrower.

               (iii) No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Note or now or hereafter existing by law. No failure or delay on the part of the Lender in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude other or further exercise.

     7. Notices. All notices given hereunder shall be in Writing and (a) delivered, (b) sent by express or first class mail, or (c) sent by facsimile to the number set forth below, or to such other address with respect to either party as such party shall notify the other in writing; such notices shall be deemed given when delivered, mailed or transmitted:

          If to the Borrower:

               Associated Hygienic Products LLC
               4455 River Green Parkway
               Duluth, GA 30096
               Facsimile No. (770) 623-8887

          If to the Lender:

               Curt G. Joa, Inc.
               100 Crocker Avenue
               Sheboygan Falls, WI 53085
               Facsimile No. (920) 467-2924

     8. Security. All of the obligations evidenced by this Note are secured by that certain Selective Business Security Agreement of even date herewith from the Borrower to the Lender.

     9. Waiver. The Borrower hereby waives presentment for payment, protest and demand, notice of protest and demand.

     10. Waiver of Jury Trial: THE BORROWER (AND THE LENDER BY ACCEPTANCE OF THIS NOTE) HEREBY AGREE THAT THE BORROWER AND THE LENDER IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

     11. Governing Law. This Note shall be governed by the substantive law of the State of Wisconsin.

     12. No Violation. The Borrower represents that no agreement to which it is a party would prohibit it from entering into this Note or enforcing any term of this Note against it.

                                                ASSOCIATED HYGIENIC PRODUCTS LLC


                                                --------------------------------
                                                Its:
                                                     ---------------------------

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS (front and back) CAREFULLY
==============================================
A. NAME & PHONE OF CONTACT AT FILER [optional]
   David L. Bourne
----------------------------------------------
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

     David L. Bourne
     Quarles & Brady LLP
     411 E. Wisconsin Avenue
     Milwaukee, WI 53202
                                                        THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY
====================================================================================================================================

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

   ---------------------------------------------------------------------------------------------------------------------------------
   1a. ORGANIZATION'S NAME

   Associated Hygienic Products LLC
OR ---------------------------------------------------------------------------------------------------------------------------------
   1b. INDIVIDUAL'S LAST NAME                                 FIRST NAME                        MIDDLE NAME         SUFFIX

------------------------------------------------------------------------------------------------------------------------------------
1c. MAILING ADDRESS                                           CITY                              STATE  POSTAL CODE  COUNTRY

4455 River Green Parkway                                      Duluth                            GA     30096        U.S.A.
------------------------------------------------------------------------------------------------------------------------------------
1d. SEE INSTRUCTIONS  ADD'L INFO RE 1e. TYPE OF ORGANIZATION  1f. JURISDICTION OF ORGANIZATION  1g. ORGANIZATION ID #, if any
                      ORGANIZATION
                      DEBTOR                                  Delaware                                                      [ ] NONE
====================================================================================================================================
2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

   ---------------------------------------------------------------------------------------------------------------------------------
   2a. ORGANIZATION'S NAME

OR ---------------------------------------------------------------------------------------------------------------------------------
   2b. INDIVIDUAL'S LAST, NAME                                FIRST NAME                        MIDDLE NAME         SUFFIX

------------------------------------------------------------------------------------------------------------------------------------
2c. MAILING ADDRESS                                           CITY                              STATE  POSTAL CODE  COUNTRY

------------------------------------------------------------------------------------------------------------------------------------
2d. SEE INSTRUCTIONS  ADD'L INFO RE 2e. TYPE OF ORGANIZATION  2f. JURISDICTION OF ORGANIZATION  2g. ORGANIZATION ID #, if any
                      ORGANIZATION
                      DEBTOR                                                                                                [ ] NONE
====================================================================================================================================
3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)-insert only one secured party name (3a or 3b)

   ---------------------------------------------------------------------------------------------------------------------------------
   3a. ORGANIZATION'S NAME

   Curt G. Joa, Inc.
OR ---------------------------------------------------------------------------------------------------------------------------------
   3b. INDIVIDUAL'S LAST NAME                                 FIRST NAME                        MIDDLE NAME         SUFFIX

------------------------------------------------------------------------------------------------------------------------------------
3c. MAILING ADDRESS                                           CITY                              STATE  POSTAL CODE  COUNTRY

100 Crocker Avenue                                            Sheboygan Falls                   WI     53085        U.S.A.
====================================================================================================================================
4. This FINANCING STATEMENT covers the following collateral:

JOA Model J4-MV Baby Diaper Machine, Serial No. WM3270-1899 as offered on Quotation No. QW020159-E dated October 4, 2002.

====================================================================================================================================
5. ALTERNATIVE DESIGNATION [if applicable]: [ ] LESSEE/LESSOR [ ] CONSIGNEE/CONSIGNOR [ ] BAILEE/BAILOR [ ] SELLER/BUYER [ ]
   AG. LIEN [ ] NON-UCC FILING
====================================================================================================================================
6. [ ] This FINANCING STATEMENT is to be filed [for   7. Check to REQUEST SEARCH REPORT(S) [ ] All Debtors [ ] Debtor 1 [ ] Debtor 2
   record] [or recorded] in the REAL ESTATE RECORDS      on Debtor(s) [ADDITIONAL FEE]
   Attach Addendum                     [applicable]      [optional]
====================================================================================================================================
8. OPTIONAL FILER REFERENCE DATA

====================================================================================================================================

FILING OFFICE COPY -- UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02) WIUCCIPNAT - 10/01/02 C T CORPORATION SYSTEM

                                    Annex B-3

                    Form Security Agreement for JOA Purchase

                      SELECTIVE BUSINESS SECURITY AGREEMENT

                              1. SECURITY INTEREST

Wisconsin Bankers Association 1990                         Dated October  , 2002
                                                                        --

     The undersigned ("Debtor") grants Curt G. Joa, Inc. ("Lender") a security interest in property, wherever located, checked in Section 2 ("Collateral") to secure all debts, obligations and liabilities, Debtor to Lender arising out of, credit contemporaneously granted by Lender to Debtor, ("Obligations").

                          2. DESCRIPTION OF COLLATERAL

One or more boxes must be checked.

     (a) [ ] All Collateral. If checked here, all equipment, fixtures, inventory (including all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials or supplies used or consumed in Debtor's business), documents relating to inventory, general intangibles, accounts, contract rights, chattel paper and instruments, now owned or hereafter acquired by Debtor (or by Debtor with spouse);
     (b) [ ] Scheduled Collateral. If checked here, all inventory, accounts, contract rights, equipment, general intangibles, instruments, documents of title and chattel paper described in the attached schedule and any additional schedules delivered by Debtor to Lender from time to time;
     (c) [X] Specific Collateral. If checked here, the following described property now owned or hereafter acquired by Debtor Joa Model J4-MV Baby Diaper Machine, Serial No. WM 3270-1899 as purchased under Purchase Order No. VNAMP 0000003546 dated Oct, 8, 2002
     (d) [ ] All Inventory. If checked here, all inventory and documents relating to inventory now owned or hereafter acquired by Debtor (or by Debtor with spouse), including all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials or supplies used or consumed in Debtor's business;
     (e) [ ] All Receivables. If checked here, all acoounts, contract rights, chattel paper and instruments now owned or hereafter acquired by Debtor (or by Debtor with spouse);
     (f) [ ] All equipment. If checked here, all equipment and fixtures now owned or hereafter acquired by Debtor (or by Debtor with spouse);
     (g) [ ] All General Intangibles. If checked here, all general intangibles now owned or hereafter acquired by Debtor (or by Debtor with a spouse);

and all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, all returned or repossessed goods the sale of which _______ to, and all proceeds and products of the foregoing.

                             3. DEBTOR'S WARRANTIES

     Debtor warrants that while any at the Obligations are unpaid:

     (a) Ownership. Debtor owns the Collateral free of all encumbrances and security interests (except Lender's purchase money security interest and Foothill Capital Corporation's security interest). No financing statement (other than Lender's and Foothill Capital Corporation's) is on file covering the Collateral. Debtor, acting alone (having obtained the prior written consent of Foothill Capital Corporation), may grant a security interest in the Collateral.
     (f) Valid incorporation. Debtor is duly organized, validly existing and in good standing under the laws of the state of Delaware and is licensed to do business in Washington.
     (g) Other agreements. Debtor is not in default under any material agreement for the payment of money.
     (h) Authority to contract. The execution and delivery of this Agreement and any instruments evidencing Obligations will not violate or constitute a ____________ of Debtor's articles of incorporation, by-laws, partnership agreement or any agreement or restriction to which Debtor is a party or is subject.
     (i) Accuracy of information. All information, certificates or statements given to Lender pursuant to this Agreement shall be true and complete when given.
     (j) Addresses. The address of Debtor's place of business, or if Debtor has more than one place of business, then the address of the Debtor's chief executive office, is shown opposite Debtor's signature. The address where the Collateral will be kept, if different from that appearing opposite Debtor's signature, is 801 S.E. Assembly Avenue, Vancouver, NA 98661. Such locations shall not be changed without prior written consent of Lender, but the parties intend that the Collateral, wherever located, is covered by this Agreement.
     (k) Change of name or address. Debtor shall immediately advise Lender in writing of any change in name of chief executive office.
     (l) Environmental laws. To the knowledge of the senior management of Debtor, Debtor is in compliance with all federal, state or local laws, regulations, ordinance or rules (collectively, "Environmental Laws"), other than for such non-compliance as could not reasonably be expected to have a material adverse effect on the business or operations of Debtor. Debtor shall indemnify and hold harmless Lender, its directors, officers, employees and agents from all loss, costs (including reasonable attorneys' fees and legal expenses), liabilities and damages whatsoever directly or indirectly resulting from, arising out of, or based upon Debtor's noncompliance with Environmental Laws at any of its facilities or properties at which the Collateral is located.

                      5. PERSONS BOUND AND OTHER PROVISIONS

     This Agreement benefits Lender, its successor and assigns, and binds Debtor and its successors and assigns. THIS AGREEMENT INCLUDES ADDITIONAL PROVISIONS ON REVERSE SIDE.

                                                ASSOCIATED HYGIENIC PRODUCTS LLC


                                  (SEAL)   By:
----------------------------------            ----------------------------------

(--------------------------------------)   (-----------------------------------)
          TYPE OF ORGANIZATION                             (TITLE)


By:                                        *
   -------------------------------------    ------------------------------------

(--------------------------------------)
                 (TITLE)                   Address: 4455 River Green Parkway
                                                      See Section 3(_)
*
 ---------------------------------------            Duluth, GA 30096
                                           (County)
                                                   -----------------------------
*    Type or print name above.                       ORIGINAL BANK COPY

                              ADDITIONAL PROVISIONS

                             6. SALE AND COLLECTIONS

     (a) Deposit with Lender. At any time Lender may require that all proceeds of Collateral received by Debtor upon the disposition of the Collateral shall be held by Debtor upon an express trust for Lender, shall not be commingled with any other funds or property of Debtor and shall be turned over to Lender in precisely the form received (but endorsed by Debtor if necessary for collection) not later than the business day following the day of their receipt. All proceeds of Collateral received by Lender upon the disposition of the Collateral directly or from Debtor shall be applied against the Obligations in such order and at such times as Lender shall determine.

                              7. DEBTOR'S COVENANTS

     Debtor agrees:

     (a) Maintenance of Collateral. Debtor shall; maintain the Collateral in good condition and repair and not permit its value to be impaired: keep it free from all liens, encumbrances and security interests (other than Lender's security interest); defend it against all claims and legal proceedings by persons other than Lender; pay and discharge when due all taxes, license fees, levies, and other charges upon it; not sell, lease or otherwise dispose of it or permit it to become a fixture or an accession to other goods, except for sales or leases of inventory as provided in this Agreement, not permit it to be used in violation of any applicable law, regulation or policy of insurance. Loss of or damage to the Collateral shall not release Debtor from any of the Obligations.
     (b) Insurance. Debtor shall keep the Collateral and Lender's interest in it insured under policies with such provisions, for such amounts and by such insurers as are typical in Debtor's business, and shall furnish evidence of such insurance satisfactory to Lender. Debtor assigns (and directs any insurer to pay) to Lender the proceeds of all such insurance, and authorizes Lender to indorse in the name of Debtor any instrument for such proceeds and, at the option of Lender, to apply such proceeds to any unpaid balance of the Obligations, whether or not due, and/or to restoration of the Collateral, returning any excess to Debtor.
     (c) Maintenance of security interest. Debtor shall pay all expenses and, upon request, take any action reasonably deemed advisable by Lender to preserve the Collateral or to establish, determine priority of, perfect, continue perfected, terminate and/or enforce Lender's interest in it or rights under this Agreement.
     (d) Taxes and other charges. Pay and discharge all lawful taxes, assessments and government charges upon Debtor or against its properties prior to the date on which penalties attach, unless and to the extent only that such taxes, assessments and charges are contested in good faith and by appropriate proceedings by Debtor.
     (e) Records and statements. Debtor shall furnish to Lender financial statements and such other financial information respecting Debtor at such times and in such form as Lender may reasonably request. Debtor shall keep accurate and complete records respecting the Collateral in such form as Lender may approve. At such times as Lender may reasonably require. Debtor shall furnish to Lender a statement certified by Debtor and in such form and containing such information as may be prescribed by Lender, showing the current status and value of the Collateral.
     (f) Inspection of Collateral. Subject to Lender's execution and delivery to Debtor of a confidentiality agreement in form and substance reasonably satisfactory to Lender and Debtor, At reasonable times during normal business hours Lender may examine the Collateral and Debtor's records pertaining to it, wherever located, and make copies of record (except confidential or ________ records) Debtor shall assist Lender in so doing.
     (g) Service charge. In addition to the required payments under the Obligations and this Agreement, Debtor will pay Lender's service charges in respect of the Collateral as set forth on Exhibit A attached hereto if Debtor requests such services and Lender provides such services.

                               8. RIGHTS OF LENDER

     (a) Authority to perform for Debtor. Upon the occurrence of an event of default or it Debtor fails to perform any of Debtor's duties set forth in this Agreement or in any evidence of or document relating to the Obligations, Lender is authorized, in Debtor's name or otherwise, to take any such action including without limitation signing Debtor's name or paying any amount so required, and the cost shall be one of the Obligations secured by this Agreement and shall be payable by Debtor upon demand with interest from the date of payment by Lender at the highest rate stated in any evidence of any Obligation but not in excess of the maximum rate permitted by law,
     (d) Non-liability of Lender. Lender has no duty to protect, insure, collect or realize upon the Collateral or preserve rights in it against prior parties. Debtor releases Lender from any liability for any act or omission relating to the Obligations, the Collateral or this Agreement, except Lender's gross negligence willful misconduct.

                                   9. DEFAULT

     Upon the occurrence of one or more of the following events of default,

     Nonperformance. Debtor fails to pay when due any of the Obligations or to perform, or rectify breach of, any warranty or other undertaking by Debtor in this Agreement or in any evidence of or document relating to the Obligations;

     Inability to Perform. Debtor or a surety for any of the Obligations ceases to exist, becomes insolvent or the subject of bankruptcy or insolvency proceedings;

     Misrepresentation. Any representation made to induce Lender to extend credit to Debtor, under this Agreement or otherwise, is false in any material respect when made all of the Obligations shall, at the option of Lender and without any notice or demand, become immediately payable; and Lender shall have all rights and remedies for default provided by the Winsconsin Uniform Commercial Code, as well as any other applicable law and any evidence of or document relating to any Obligations. With repect to such rights and remedies.

     (a) Repossession. Lender may take possession of Collateral without notice or hearing, which Debtor waives
     (b) Assembling Collateral. Lender may require Debtor to assemble the Collateral and to make it available to Lender at any convenient place designated by Lender.
     (c) Notice of disposition. Written notice, when required by law, sent to any address of Debtor in this Agreement at least 10 calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral is reasonable notice.
     (d) Expenses and application of proceeds. Debtor shall reimburse Lender for any expense incurred by Lender in protecting or enforcing its rights under this Agreement before and after judgment, including, without limitation, reasonable attorneys' fees and legal expenses and all expenses of taking possession, holding, preparing for disposition and disposing of the Collateral. After deduction of such expenses, Lender may apply the proceeds of disposition to the Obligations in such order and amounts as it elects; provided, that once the Obligations have been satisfied in full, any excess proceeds shall be paid over to Foothill Capital Corporation.
     (e) Waiver. Lender may permit Debtor to remedy any default without waiving the default so remedied, and Lender may waive any default without waiving any other subsequent or prior default by Debtor.

                               10. INTERPRETATION

     The validity, construction and enforcement of this Agreement are governed by the internal laws of Wisconsin. All terms not otherwise defined have the meanings assigned to them by the Wisconsin Uniform Commercial Code. Invalidity of any provision of this Agreement shall not affect the validity of any other provision. This Agreement is intended by the Debtor and Lender as a final expression of this Agreement and as a complete and exclusive statement of its terms, there being no conditions to the enforceability of this Agreement This Agreement may not be supplemented or modified except in writing.

                                                                       Illegible

                        [LETTERHEAD OF CURT G. JOA, INC.]

SERVICE RATES - EFFECTIVE JUNE 1, 2001

TECHNICAN:

Monday - Saturday    US$800/day (minimum) plus living and travel expenses.
                     US$100/hr. in excess of 8 hrs./day.
Sundays & Holidays   US$1000/day (minimum) plus living and travel expenses.
                     US$125/hr. in excess of 8 hrs./day.

ENGINEER:

Monday - Saturday    US$1000/day (minimum) plus living and travel expenses.
                     US$125/hr. in excess of 8 hrs./day.
Sundays & Holidays   US$1200/day (minimum) plus living and travel expenses.
                     US$150/hr. in excess of 8 hrs./day.

TRAVEL TIME (MINIMUM DAILY CHARGE APPLIES - SEE NOTE 2):

Monday - Friday               US$80/hr.
Saturday, Sunday & Holidays   US$100/hr.

WEEKENDS:            US$150/day plus living expenses for Saturday and Sunday
NOTES:               with no work.

     1. Travel time and working time occurring on the same day will be combined to meet the minimum daily charge.

     2. Minimum daily charge does not apply to travel time occurring on Saturday, Sunday, Holidays, or any day when the technician or engineer has worked eight (8) hours in the JOA Factory. In this case, only travel time will be billed.

     3. Weekends and holidays are according to the U.S.A. and Joa calendars, unless otherwise agreed at the time service is requested.

     4. Rates are subject to change and must be confirmed when the service is requested.

     5. Overseas air travel is booked in Business Class. All other flights are booked in Coach Class, subject to availability.

     6. Travel time is determined from the time leaving home, the job site or hotel and arriving at destination.

     7. On extended visits, the technician or engineer is authorized to return home for a weekend every two (2) weeks within the continental U.S. and Canada or every four (4) weeks when working in any other location. All travel time and expenses are to Buyer's account.

                                                            CURT G. JOA, INC.

                                 PROMISSORY NOTE

$2,705,250.00                                         Sheboygan Falls, Wisconsin
                                                               October   , 2002
                                                                       --

     FOR VALUE RECEIVED, ASSOCIATED HYGIENIC PRODUCTS LLC, a Delaware limited liability company (the "Borrower") hereby promises to pay to the order of CURT
G. JOA, INC. (the "Lender"), the principal sum of TWO MILLION SEVEN HUNDRED FIVE THOUSAND TWO HUNDRED FIFTY AND 00/100 DOLLARS ($2,705,250.00) plus accrued and unpaid interest on or before April 1, 2004, in the manner set forth hereinafter, or such earlier date as the outstanding principal balance and accrued and unpaid interest shall become due pursuant to Section 6(b) below. The Borrower also promises to pay interest on the outstanding principal balance at the rates and on the dates set forth in Section 2 below.

     1. Principal Payments. The outstanding principal balance of this Note shall be repaid as follows: (a) One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00) shall be payable in twelve (12) equal consecutive monthly installments of One Hundred Thousand and 00/100 Dollars ($100,000.00) due on the first day of each calendar month commencing on April 1, 2003; and (b) a final payment of One Million Five Hundred Five Thousand Two Hundred Fifty and 00/100 Dollars ($1,505,250.00) due on April 1, 2004.

     2. Interest. Upon the occurrence and during the continuance of an Event of Default (as defined in Section 6 below), the aggregate unpaid principal amount of this Note shall bear interest at an annual rate equal to 8%.

     3. Payments. All interest and principal payments due under this Note shall be made in lawful money of the United States of America to the Lender at the principal office of the Lender as set forth below, or to such other address, or by wire transfer to such account, as may be designated from time to time by the Lender to the Borrower in writing.

     4. Optional Prepayment. The Borrower may, at any time, prepay the outstanding principal balance of this Notein inverse order of maturity in whole or in part without premium or penalty; provided, however, that in the event of any such prepayment, the Borrower shall also pay all accrued and unpaid interest on the principal amount prepaid. The Borrower may not reborrow the amount of any such principal prepayment.

     5. Application of Payments. All payments on the indebtedness evidenced by this Note shall be applied first to pay any and all costs incurred by or on behalf of the holder hereof and next to pay interest hereon and finally to pay principal.

     6. Event of Defaults; Remedies.

          (a) Event of Default. As used in this Note, an "Event of Default" shall mean any one of the following:

               (i) The Borrower shall: (A) become insolvent or take or fail to take any action which constitutes an admission of inability to pay its debts as they mature, (B) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its assets, (C) become the subject of an "order for relief" within the meaning of the United States Bankruptcy Code, (D) file a petition in bankruptcy, or for reorganization, or to effect a plan or other arrangement with creditors, (E) file an answer to a creditor's petition, admitting the material allegations thereof, for an adjudication of bankruptcy or for reorganization or to effect a plan or other arrangement with creditors, (F) apply to a court for the appointment of a receiver or custodian for any of its assets or properties, or (G) have a receiver or custodian appointed for any of its assets or properties, with or without consent, and such receiver shall not be discharged within sixty (60) days after his appointment; or

               (ii) The Borrower dissolves or liquidates; or

               (iii) The Borrower shall fail to pay when due any installment of the principal or interest under this Note;

               (iv) A default occurs under the Selective Business Security Agreement referred to in Section 8 hereof; or

               (v) Any representation or warranty made or deemed made by or on behalf of the Borrower to the Lender under or in connection with this Note, the Selective Business Security Agreement referred to in Section 8 hereof, or any certificate or information delivered in connection with this Note shall be materially false on the date as of when made or delivered.

          (b) Remedies.

               (i) Upon the occurrence of any Event of Default, then without notice, demand or action of any kind by the Lender, the entire amount of unpaid principal and accrued and unpaid interest under this Note shall be automatically and immediately due and payable.

               (ii) Upon the occurrence of an Event of Default, the Borrower agrees to pay all reasonable fees and expenses incurred by the Lender, including the reasonable fees of counsel, in connection with the protection and enforcement of the rights of the Lender under this Note, including without limitation the collection of any amounts due under this Note and the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving the Borrower.

               (iii) No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Note or now or hereafter existing by law. No failure or delay on the part of the Lender in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude other or further exercise.

     7. Notices. All notices given hereunder shall be in writing and (a) delivered, (b) sent by express or first class mail, or (c) sent by facsimile to the number set forth below, or to such other address with respect to either party as such party shall notify the other in writing; such notices shall be deemed given when delivered, mailed or transmitted:

        If to the Borrower:

             Associated Hygienic Products LLC
             4455 River Green Parkway
             Duluth, GA 30096
             Facsimile No. (770) 623-8887

        If to the Lender:

             Curt G. Joa, Inc.
             100 Crocker Avenue
             Sheboygan Falls, WI 53085
             Facsimile No. (920) 467-2924

     8. Security. All of the obligations evidenced by this Note are secured by that certain Selective Business Security Agreement of even date herewith from the Borrower to the Lender.

     9. Waiver. The Borrower hereby waives presentment for payment, protest and demand, notice of protest and demand.

     10. Waiver of Jury Trial: THE BORROWER (AND THE LENDER BY ACCEPTANCE OF THIS NOTE) HEREBY AGREE THAT THE BORROWER AND THE LENDER IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

     11. Governing Law. This Note shall be governed by the substantive law of the State of Wisconsin.

     12. No Violation. The Borrower represents that no agreement to which it is a party would prohibit it from entering into this Note or enforcing any term of this Note against it.

                                                ASSOCIATED HYGIENIC PRODUCTS LLC


                                                /s/ George H. Jackson
                                                --------------------------------
                                                Its: CHIEF EXECUTIVE OFFICER

                      SELECTIVE BUSINESS SECURITY AGREEMENT

                              1. SECURITY INTEREST

Wisconsin Bankers Association 1990                        Dated October   , 2002
                                                                        --

     The undersigned ("Debtor") grants Curt G. Joa, Inc., ("Lender") a security interest in property, wherever located, checked in Section 2 ("Collateral") to secure all debts, obligations and liabilities of Debtor to Lender arising out of, credit contemporaneously granted by Lender to Debtor, ("Obligations").

                          2. DESCRIPTION OF COLLATERAL

One or more boxes must be checked.

     (a) [ ] All Collateral. If checked here, all equipment, fixtures, inventory (including all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials or supplies used or consumed in Debtor's business), documents relating to inventory, general intangibles, accounts, contract rights, chattel paper and instruments, now owned or hereafter acquired by Debtor (or by Debtor with spouse);
     (b) [ ] Scheduled Collateral. If checked here, all inventory, accounts, contract rights, equipment, general intangibles, instruments, documents of title and chattel paper described in the attached schedule and any additional schedules delivered by Debtor to Lender from time to time;
     (c) [X] Specific Collateral. If checked here, the following described property now owned or hereafter acquired by Debtor: Joa Model J4-MV Baby Diaper Machine, Serial No, WM 3270-1899 as purchased under Purchase Order No. VNAMP 4000003546 dated Oct, _, 2002
     (d) [ ] All Inventory. If checked here, all inventory and documents relating to inventory now owned or hereafter acquired by Debtor (or by Debtor with spouse), including all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials or supplies used or consumed in Debtor's business;
     (e) [ ] All Receivables. If checked here, all accounts, contract rights, chattel paper and instruments now owned or hereafter acquired by Debtor (or by Debtor with spouse);
     (f) [ ] All Equipment. If checked here, all equipment and fixtures now owned or hereafter acquired by Debtor (or by Debtor with spouse);
     (g) [ ] All General Intangibles. If checked here, all general intangibles now owned or hereafter acquired by Debtor (or by Debtor with spouse);

and all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, all returned or repossessed goods the sale of which _________ to, and all proceeds and products of the foregoing.

                             3. DEBTOR'S WARRANTIES

     Debtor warrants that while any of the Obligations are unpaid:

     (a) Ownership. Debtor owns the Collateral free of all encumbrances and security interests (except Lender's purchase money security interest and Foothill Capital Corporation's security interest). No financing statement (other than Lender's and Foothill Capital Corporation's) is on file covering the Collateral. Debtor, acting alone (having obtained the prior written consent of Foothill Capital Corporation), may grant a security interest in the Collateral.
     (f) Valid incorporation. Debtor is duly organized, validly existing and in good standing under the laws of the state of Delaware and is licensed to do business in Washington.
     (g) Other agreements. Debtor is not in default under any material agreement for the payment of money.
     (h) Authority to contract. The execution and delivery of this Agreement and any instruments evidencing Obligations will not violate or constitute a _______ of Debtor's articles of incorporation, by-laws, partnership agreement or any agreement or restriction to which Debtor is a party or is subject.
     (i) Accuracy of information. All information, certificates or statements given to Lender pursuant to this Agreement shall be true and complete when given.
     (j) Addresses. The address of Debtor's place of business, or if Debtor has more than one place of business, then the address of the Debtor's chief executive office, is shown opposite Debtor's signature. The address where the Collateral will be kept, if different from that appearing opposite Debtor's signature is 801 S.E. Assembly Avenue, Vancouver, NA 98661. Such locations shall not be changed without prior written consent of Lender, but the parties intend that the Collateral, wherever located, is covered by this Agreement.
     (k) Change of name or address. Debtor shall immediately advise Lender in writing of any change in name of chief executive office.
     (l) Environmental laws. To the knowledge of the senior management of Debtor, Debtor is in compliance with all federal, state or local laws, regulations, ordinance or rules (collectively, "Environmental Laws"), other than for such non-compliance as could not reasonably be expected to have a material adverse effect on the business or operations of Debtor. Debtor shall indemnify and hold harmless Lender, its directors, officers, employees and agents from all loss, costs (including reasonable attorneys' fees and legal expenses), liabilities and damages whatsoever directly or indirectly resulting from, arising out of, or based upon Debtor's noncompliance with Environmental Laws at any of its facilities or properties at which the Collateral is located.

                      5. PERSONS BOUND AND OTHER PROVISIONS

     This Agreement benefits Lender, its successor and assigns, and binds Debtor and its successors and assigns. THIS AGREEMENT INCLUDES ADDITIONAL PROVISIONS ON REVERSE SIDE.

                                           ASSOCIATED HYGIENIC PRODUCTS LLC


                                  (SEAL)   By: /s/ George H. Jackson
----------------------------------            ----------------------------------
                                              CHIEF EXECUTIVE OFFICER
(--------------------------------------)              (TITLE)
         TYPE OF ORGANIZATION


By:                                           GEORGE H. JACKSON III
   -------------------------------------   -------------------------------------

(--------------------------------------)
                 (TITLE)                   Address: 4455 River Green Parkway
                                                      See Section 3(_)
*
----------------------------------------            Duluth, GA 30096
                                           (County) GWINNETT

*    Type or print name above.                      ORIGINAL BANK COPY

                              ADDITIONAL PROVISIONS

                             6. SALE AND COLLECTIONS

     (a) Deposit with Lender. At any time Lender may require that all proceeds of Collateral received by Debtor upon the disposition of the Collateral shall be held by Debtor upon an express trust for Lender, shall not be commingled with any other funds or property of Debtor and shall be turned over to Lender in precisely the form received (but endorsed by Debtor if necessary for collection) not later than the business day following the day of their receipt. All proceeds of Collateral received by Lender upon the disposition of the Collateral directly or from Debtor shall be applied against the Obligations in such order and at such times as Lender shall determine.

                              7. DEBTOR'S COVENANTS

     Debtor agrees:

     (a) Maintenance of Collateral. Debtor shall: maintain the Collateral in good condition and repair and not permit its value to be impaired: keep it free from all liens, encumbrances and security interests (other than Lender's security interest); defend it against all claims and legal proceedings by persons other than Lender: pay and discharge when due all taxes, license fees, levies, and other charges upon it; not sell, lease or otherwise dispose of it or permit it to become a fixture or an accession to other goods, except for sales or leases of inventory as provided in this Agreement, not permit it to be used in violation of any applicable law, regulation or policy of insurance. Loss of or damage to the Collateral shall not release Debtor from any of the Obligations.
     (b) Insurance. Debtor shall keep the Collateral and Lender's interest in it insured under policies with such provisions, for such amounts and by such insurers as are typical in Debtor's business; and shall furnish evidence of such insurance satisfactory to Lender. Debtor assigns (and directs any insurer to pay) to Lender the proceeds of all such insurance, and authorizes Lender to indorse in the name of Debtor any instrument for such proceeds and, at the option of Lender, to apply such proceeds to any unpaid balance of the Obligations, whether or not due, and/or to restoration of the Collateral, returning any excess to Debtor.
     (c) Maintenance of security interest. Debtor shall pay all expenses and, upon request, take any action reasonably deemed advisable by Lender to preserve the Collateral or to establish, determine priority of, perfect, continue perfected, terminate and/or enforce Lender's interest in it or rights under this Agreement
     (d) Taxes and other charges. Pay and discharge all lawful taxes, assessments and government charges upon Debtor or against its properties prior to the date on which penalties attach, unless and to the extent only that such taxes, assessments and charges are contested in good faith and by appropriate proceedings by Debtor.
     (e) Records and statements. Debtor shall furnish to Lender financial statements and such other financial information respecting Debtor at such times and in such form as Lender may reasonably request. Debtor shall keep accurate and complete records respecting the Collateral in such form as Lender may approve. At such times as Lender may reasonably require. Debtor shall furnish to Lender a statement certified by Debtor and in such form and containing such information as may be presented by Lender, showing the current status and value of the Collateral.
     (f) Inspection of Collateral. Subject to Lender's execution and delivery to Debtor of a confidentiality agreement in form and substance reasonably satisfactory to Lender and Debtor. At reasonable times during normal business hours Lender may examine the Collateral and Debtor's records pertaining to it, wherever located and make copies of records (except confidential _____________ records) Debtor shall assist Lender in so doing.
     (g) Service charge. In addition to the required payments under the Obligations and this Agreement, Debtor will pay Lender's service charges in respect of the Collateral as set forth on Exhibit A attached hereto if Debtor requests such services and Lender provides such services.

                               8. RIGHTS OF LENDER

     (a) Authority to perform for Debtor. Upon the occurrence of an event of default or if Debtor fails to perform any of Debtor's duties set forth in this Agreement or in any evidence of or document relating to the Obligations, Lender is authorized, in Debtor's name or otherwise, to take any such action including without limitation signing Debtor's name or paying any amount so required and the cost shall be one of the Obligations secured by this Agreement and shall be payable by Debtor upon demand with interest from the date of payment by Lender at the highest rate stated in any evidence of any Obligation but not in excess of the maximum permitted by law.
     (d) Non-liability of Lender. Lender has no duty to protect, insure, collect or realize upon the Collateral or preserve rights in it against prior parties. Debtor releases Lender from any liability for any act or omission relating to the Obligations, the Collateral or this Agreement, except Lender's gross negligence willful misconduct.

                                    9. DEFAULT

     Upon the occurrence of one or more of the following events of default,

     Nonperformance. Debtor fails to pay when due any of the Obligations or to perform, or rectify breach of, any warranty or other undertaking by Debtor in this Agreement or in any evidence of or document relating to the Obligations;

     Inability to Perform. Debtor, or a surety for any of the Obligations ceases to exist, becomes insolvent or the subject of bankruptcy or insolvency proceedings;

     Misrepresentation. Any representation made to induce Lender to extend credit to Debtor, under this Agreement or otherwise, is false in any material respect when made all of the Obligations shall, at the option of Lender and without any notice or demand, become immediately payable; and Lender shall have all rights and remedies for default provided by the Wisconsin Uniform Commercial Code, as well as any other applicable law and any evidence of or document relating to any Obligation. With respect to such rights and remedies

     (a) Repossession. Lender may take possession of Collateral without notice or hearing, which Debtor waives.
     (b) Assembling Collateral. Lender may require Debtor to assemble the Collateral and to make it available to Lender at any convenient place designate by Lender.
     (c) Notice of disposition. Written notice, when required by law, sent to any address of Debtor in this Agreement at least 10 calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral is reasonable notice.
     (d) Expenses and application of proceeds. Debtor shall reimburse Lender for any expense incurred by Lender in protecting or enforcing its rights under this Agreement before and after judgment, including, without limitation, reasonable attorneys' fees and legal expenses and all expenses of taking possession, holding, preparing for disposition and disposing of the Collateral. After deduction of such expenses Lender may apply the proceeds of disposition to the Obligations in such order and amounts as it elects; provided, that once the Obligations have been satisfied in full, any excess procceds shall be paid over to Foothill Capital Corporation.
     (e) Waiver. Lender may permit Debtor to remedy any default without waiving the default so remedied, and Lender may waive any default without waving any other subsequent or prior default by Debtor.

                               10. INTERPRETATION

     The validity, construction and enforcement of this Agreement are governed by the internal laws of Wisconsin. All terms not otherwise defined have the meanings assigned to them by the Wisconsin Uniform Commercial Code. Invalidity of any provision of this Agreement shall not affect the validity of any other provision. This Agreement is intended by the Debtor and Lender as a final expression of this Agreement and as a complete and exclusive statement of its terms, there being no conditions to the enforceability of this Agreement. This Agreement may not be supplemented or modified except in writing.

                        [LETTERHEAD OF CURT G. JOA, INC.]

SERVICE RATES - EFFECTIVE JUNE 1, 2001

TECHNICIAN:

Monday - Saturday    US$800/day (minimum) plus living and travel expenses.
                     US$100/hr. in excess of 8 hrs./day.
Sundays & Holidays   US$1000/day (minimum) plus living and travel expenses.
                     US$125/hr. in excess of 8 hrs./day.

ENGINEER:

Monday - Saturday    US$1000/day (minimum) plus living and travel expenses.
                     US$125/hr. in excess of 8 hrs./day.
Sundays & Holidays   US$1200/day (minimum) plus living and travel expenses.
                     US$150/hr. in excess of 8 hrs./day.

TRAVEL TIME (MINIMUM DAILY CHARGE APPLIES - SEE NOTE 2):

Monday - Friday               US$80/hr.
Saturday, Sunday & Holidays   US$100/hr.

WEEKENDS:            US$150/day plus living expenses for Saturday and Sunday
NOTES:               with no work.

     1. Travel time and working time occurring on the same day will be combined to meet the minimum daily charge.

     2. Minimum daily charge does not apply to travel time occurring on Saturday, Sunday, Holidays, or any day when the technician or engineer has worked eight (8) hours in the JOA factory. In this case, only travel time will be billed.

     3. Weekends and holidays are according to the U.S.A. and Joa calendars, unless otherwise agreed at the time service is requested.

     4. Rates are subject to change and must be confirmed when the service is requested.

     5. Overseas air travel is booked in Business Class. All other flights are booked in Coach Class, subject to availability.

     6. Travel time is determined from the time leaving home, the job site or hotel and arriving at destination.

     7. On extended visits, the technician or engineer is authorized to return home for a weekend every two (2) weeks within the continental U.S. and Canada or every four (4) weeks when working in any other location. All travel time and expenses are to Buyer's account.

                                                       CURT G. JOA, INC.


                                                       /s/ George H. Jackson
                                                       -------------------------
                                                       11/14/02

                               WAIVER AND CONSENT

     This WAIVER AND CONSENT (this "Waiver") is made and entered into as of March 28, 2003, between ASSOCIATED HYGIENIC PRODUCTS LLC, a Delaware limited liability company (the "Borrower"), and FOOTHILL CAPITAL CORPORATION, in its capacity as administrative agent (the "Agent") for the Lenders (as defined below).

                                   WITNESSETH:

     WHEREAS, the Borrower, the Lenders and the Agent have entered into that certain Amended and Restated Loan and Security Agreement dated as of March 14, 2001, as amended by that certain First Amendment to Loan Agreement effective as of May 28, 2001, that certain Second Amendment to Loan Agreement effective as of July 5, 2001, that certain Third Amendment and Waiver to Loan Agreement dated as of September 10, 2001, that certain Fourth Amendment to Loan Agreement dated as of December 19, 2001, that certain Fifth Amendment to Loan Agreement dated as of April 17, 2002, and that certain Sixth Amendment to Loan Agreement dated as of November 14, 2002 (as amended and as the same may hereafter be modified, amended, restated or supplemented from time to time, the "Loan Agreement"), pursuant to which the Lenders have agreed to make loans and other financial accommodations to the Borrower from time to time; and

     WHEREAS, the Borrower is required to deliver audited financial statements for the Borrower and its Subsidiaries for each fiscal year no later than 90 days after the end of each of its fiscal years pursuant to Section 6.3(b)(i) of the Loan Agreement; and

     WHEREAS, the Borrower has informed the Agent that it will be unable to deliver such financial statements for the fiscal year ending December 31, 2002, within 90 days of such fiscal year end; and

     WHEREAS, the Borrower has requested that the Agent and the Lenders waive the provisions of Section 6.3(b)(i) of the Loan Agreement with respect to such financial statements and consent to an extension of the 90 day period to April 30, 2003; and

     WHEREAS, the Agent and the Lenders have agreed to the requested waiver and consent on the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that all capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement and further agree as follows:

     1. Waiver and Consent. The Agent and the Lenders hereby waive the provisions of Section 6.3(b)(i) of the Loan Agreement to the extent necessary to permit the Borrower to deliver audited financial statements for the Borrower and its Subsidiaries for the fiscal year ending December 31, 2002, no later than April 30, 2003.

     2. Representations and Warranties. The Borrower hereby represents and warrants, for the benefit of the Agent and the Lenders, as follows:

          (a) The Borrower is a limited liability company organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Waiver and all other jurisdictions in which the failure to be so qualified reasonably could be expected to constitute a Material Adverse Change;

          (b) The execution, delivery, and performance by the Borrower of this Waiver and the Loan Documents to which it is a party are within the Borrower's limited liability company powers, have been duly authorized by all necessary limited liability company action and do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to the Borrower, the Governing Documents of the Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on the Borrower,
(ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of the Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of the Borrower, other than Permitted Liens, or (iv) require any approval of the Borrower's members or any approval or consent of any Person under any material contractual obligation of the Borrower;

          (c) The execution, delivery and performance by the Borrower of this Waiver and the Loan Documents to which it is a party do not and will not require any registration with, consent or approval of, notice to, or other action with or by, any Governmental Authority or other Person;

          (d) This Waiver and each other Loan Document to which the Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by the Borrower, will be the legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally; and

          (e) After giving effect to this Waiver, no Default or Event of Default is existing.

     3. No Other Waiver or Modification. Except for the waiver and consent set forth herein, the text of the Loan Agreement and the Loan Documents shall remain in full force and effect. The Borrower acknowledges and expressly agrees that the Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Loan Agreement and the other Loan Documents.

     4. Counterparts. This Waiver may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. In proving this Waiver in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission shall be deemed an original signature hereto.

     5. Loan Document. This Waiver shall be deemed to be a Loan Document for all purposes.

     6. Costs and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, and delivery of this Waiver and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder.

     7. Governing Law. This Waiver shall be deemed to be made pursuant to the laws of the State of Georgia with respect to agreements made and to be performed wholly in the State of Georgia, and shall be construed, interpreted, performed and enforced in accordance therewith.

     8. Effectiveness. This Waiver shall be effective as of the date first written above upon the Agent's receipt of (i) a counterpart hereof duly executed by the Borrower and the Lenders, and (ii) such other documents executed by the Borrower and Hygienic as the Agent may reasonably require.

                [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Waiver or caused it to be executed by their duly authorized officers, effective as of the day and year first written above.

BORROWER:                                       ASSOCIATED HYGIENIC PRODUCTS LLC


                                                By: /s/ Owen Connelly
                                                    ----------------------------
                                                Name: Owen Connelly
                                                Title: Vice President Accounting
                                                       & Finance


AGENT AND LENDER:                               FOOTHILL CAPITAL CORPORATION


                                                By: /s/ Kristy S. Loucks
                                                    ----------------------------
                                                Name: KRISTY S. LOUCKS
                                                Title: Vice President